UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 1, 2019

South Carolina Electric & Gas Company

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	1-3375	57-0248695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SCANA Parkway Cayce, South Carolina		29033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (803) 217-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01	Changes in Control of Registrant.

On January 1, 2019, pursuant to the Agreement and Plan of Merger dated as of January 2, 2018 (the Merger Agreement) by and among Dominion Energy, Inc. (Dominion Energy), Sedona Corp. (Merger Sub) and SCANA Corporation (SCANA), Merger Sub merged with and into SCANA (the Merger), with SCANA continuing as the surviving corporation and a wholly-owned subsidiary of Dominion Energy.

South Carolina Electric & Gas Company (SCE&G) is a wholly-owned subsidiary of SCANA. As a result of the Merger and at the effective time of the Merger, (i) a change in control of SCANA occurred and SCANA became a wholly-owned subsidiary of Dominion Energy and (ii) a change in control of SCE&G occurred and SCE&G became an indirect, wholly-owned subsidiary of Dominion Energy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH CAROLINA ELECTRIC & GAS COMPANY Registrant

/s/ Carlos M. Brown
Carlos M. Brown Senior Vice President and General Counsel

Date: January 2, 2019